UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2010

Astrotech Corporation
 (Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers
(b)
On June 14, 2010, General (Ret.) Lance W. Lord notified Astrotech Corporation (“Astrotech”) of his intent to resign from the Board of Directors of Astrotech and as the Chief Executive Officer of Astrotech Space Operations. His resignation will become effective on June 18, 2010. General Lord’s resignation is not due to any disagreement with Astrotech on any matter relating to Astrotech’s operations, policies or practices.

At this time, the vacancy on the Board of Directors created by General Lord’s resignation is not expected to be filled until the next annual meeting. The role of Chief Executive Officer, Astrotech Space Operations, will remain open pending a review of internal and external candidates.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1 Press Release dated as of June 17, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION
By:	/s/ Thomas B. Pickens, III
	Name:	Thomas B. Pickens, III
	Title:	Chairman of the Board and Chief Executive Officer

Date: June 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of June 17, 2010